SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 29, 2004

SALEM COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-26497	77-0121400

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4880 Santa Rosa Road, Camarillo, California	93012

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 987-0400

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

In connection with the public offering of common stock described immediately below, Salem Communications Corporation (the “Company”) is hereby filing certain exhibits. See “Item 7. Exhibits.”

On May 16, 2002, the Company filed, pursuant to Rule 415 under the Securities Act of 1933, as amended, a registration statement on Form S-3 (File No. 333-86580), including a prospectus which, as amended, was declared effective on May 20, 2002. On April 30, 2004, the Company filed a prospectus supplement, dated April 29, 2004, relating to the underwritten public offering of up to 3,100,000 shares (the “Shares”) of the Company’s Class A common stock, $.01 par value per share (“Class A Common Stock”), consisting of (a) up to 2,325,000 shares of Class A Common Stock to be issued and sold by the Company, and (b) up to 775,000 shares of Class A Common Stock to be sold by the selling stockholders indicated in the prospectus supplement (the “Selling Stockholders”). The underwriters have also been granted an option to purchase a maximum of 400,000 additional shares of Class A Common Stock from the Company and the Selling Stockholders to cover over-allotments.

Item 7. Exhibits.

(c) Exhibits:

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 29, 2004, by and among the Company, the Selling Stockholders listed on Schedule A thereto, and the underwriters listed on Schedule B thereto.

5.1	Opinion Letter of Gibson, Dunn & Crutcher LLP regarding the legality of the Shares.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: April 30, 2004	By:	/s/ Jonathan L. Block

Jonathan L. Block Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 29, 2004, by and among the Company, the Selling Stockholders listed on Schedule A thereto, and the underwriters listed on Schedule B thereto.

5.1	Opinion Letter of Gibson, Dunn & Crutcher LLP regarding the legality of the Shares.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included as part of Exhibit 5.1)

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